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Exhibit 4.5

WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED HEREIN, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH TRANSFER IS IN COMPLIANCE HEREWITH.

Warrant No. 1	Issue Date: March 5, 2021 (the “Issue Date”)

This certifies that, for value received, VNU International B.V. (the “Holder”) is entitled to subscribe for up to 184,284 fully paid Shares (as defined below), subject to adjustment pursuant to Section 3 (as adjusted pursuant to the terms hereof, the “Warrant Shares”) in the issued share capital of AI PAVE Dutchco I B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands and registered with the trade register of the Dutch Chamber of Commerce under number: 81838441 (the “Company”), at the Exercise Price and pursuant to the terms, and subject to the conditions, set forth in this warrant (this “Warrant”).

Prior to or on the date hereof, the sole shareholder of the Company has signed the shareholders’ resolution substantially in the form attached hereto as Exhibit A, inter alia, resolving to grant the Warrant to the Holder.

All capitalized terms used, but not otherwise defined, in this Warrant are defined in Section 12.

1. Exercisability of Warrant. This Warrant shall be exercisable, in whole or in part, at any time and from time to time, during the period beginning on the Issue Date and terminating at the Expiration Time (such period, the “Warrant Exercise Period”). The “Exercise Price” shall initially be $ 1,627.92 per Warrant Share and shall be subject to adjustment as set forth in Section 3. This Warrant is, and any Warrant issued in substitution for or replacement of this Warrant and any Warrant Shares issuable upon exercise of this Warrant pursuant to the terms hereof shall be, upon issuance, duly authorized, validly issued and non-assessable, free from all preemptive rights of any holder of Shares, and free from all liens and charges with respect to the issue thereof. This Warrant constitutes, and any Warrant issued in substitution for or replacement of this Warrant shall constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be

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limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. This Warrant shall automatically expire and terminate at, and shall no longer be exercisable after, the Expiration Time. The Company represents and warrants to the Holder that on the date first set forth above it has issued Shares to an Affiliate of Advent at a price of $ 542.64 per Share.

2. Method of Exercise.

(a) Exercise for Cash. This Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time, during the Warrant Exercise Period by (i) the surrender of this Warrant, properly endorsed, at the principal office of the Company, (ii) the payment of the Exercise Price in respect of the Warrant Shares being subscribed for, and (iii) delivery to the Company of the Form of Subscription attached hereto as Exhibit B (or a reasonable facsimile thereof) completed and duly executed by the Holder. The Exercise Price shall be paid in cash, by wire transfer of immediately available funds, to an account specified in advance by the Company.

(b) Net Exercise. This Warrant may also be exercised by the Holder, in whole or in part, at any time and from time to time, during the Warrant Exercise Period by (i) the surrender of this Warrant, properly endorsed, at the principal office of the Company and (ii) delivery to the Company of the Form of Subscription attached hereto as Exhibit B (or a reasonable facsimile thereof) completed and duly executed by the Holder and indicating that this Warrant is being net exercised, in which case the Company shall issue to the Holder such number of Warrant Shares as is computed using the following formula:

X =	Y * (A – B)
A

where: X =	the number of Warrant Shares to be issued to the Holder pursuant to this Section 2(b);

Y =	the number of Warrant Shares covered by this Warrant in respect of which the net issue election is made pursuant to this Section 2(b);

A =	the Fair Market Value of one Warrant Share at the time of exercise; and

B =	the Exercise Price in effect under this Warrant at the time such net exercise is made pursuant to this Section 2(b).

In case of a net exercise pursuant to this Section 2(b), the nominal value of the Warrant Shares to be issued will be charged, to the maximum extent possible, against the Company’s share premium reserve recognized for Dutch dividend withholding tax purposes. In the event the share premium recognized for Dutch dividend withholding tax purposes is insufficient, the Holder shall pay the nominal value of the Warrant Shares to the Company.

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(c) Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected, and the Person entitled to receive the Warrant Shares for which this Warrant is exercised shall be treated for all purposes as the Holder of such Warrant Shares, immediately prior to the close of business on the Business Day on which (i) this Warrant was surrendered to the Company, (ii) if such exercise is made for cash pursuant to Section 2(a), the Company receives payment of the Exercise Price in respect of the Warrant Shares being subscribed for, and (iii) the Company receives the Form of Subscription attached hereto as Exhibit B (or a reasonable facsimile thereof), all as provided in this Section 2.

(d) Issuance of Warrant Shares and Remainder of Unexercised Warrant. In the event of any exercise of this Warrant, the Company and the Holder shall, at the Company’s expense, as promptly as practicable, and in any event within ten (10) Business Days after this Warrant is exercised:

(i)

deliver to the Dutch civil law notary written powers of attorney (notarized and furnished with an apostille, if required by the Dutch civil law notary) giving such civil law notary the power to execute the notarial deed required in connection with the issuance of the Warrant Shares by the Company to the Holder, substantially in the form as attached hereto as Exhibit D; and

(ii)

execute any deed, document and form, and to perform all other acts necessary (including the exercise of voting rights) in order to give effect to the issuance of the Warrant Shares to the Holder in accordance with this Warrant (it being agreed that notwithstanding anything set forth herein, (x) the Holder shall not be required, in connection with such issuance, to become a party to the shareholders’ agreement relating to the Company entered into among certain holders of the Shares on the date hereof or any other agreement between holders of the Shares, and (y) the Company shall ensure that any such requirement in the Company’s Articles of Association or other organizational documents shall be waived with respect to such issuance).

Immediately following the issuance of the Warrant Shares pursuant to Sections 2(d)(i) and 2(d)(ii) above, the Company shall make the appropriate entries in the Company’s shareholders’ register and the appropriate registrations with the trade register of the Dutch Chamber of Commerce, reflecting the issuance of the Warrant Shares to the Holder.

Unless this Warrant has expired, a new warrant containing identical terms and conditions as contained in this Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant was not exercised shall also be issued by the Company to the Holder at such time.

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(e) Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder. In case the outcome of a calculation of the Warrant Shares to be issued would require a fraction of a Warrant Share to be issued to the Holder, (i) the aggregate number of Warrant Shares to be issued to such Holder will be rounded down to the nearest whole number and (ii) the Company shall make a cash payment to the Holder in an amount equal to the Fair Market Value of such fractional Warrant Shares at the time of exercise.

(f) Redemption. No holder of this Warrant or the Warrant Shares may require the redemption thereof at any time. The Company shall not have the right to redeem this Warrant or the Warrant Shares at any time.

3. Structural Anti-Dilution Adjustments. The Exercise Price and the number of Warrant Shares as to which this Warrant may be exercised are subject to adjustment from time to time, as provided in this Section 3 (each of the events described in Sections 3(a)-(f) below, an “Adjustment Event”).

(a) Share Splits and Dividends. If the Company fixes a record date for the effectuation of a split or subdivision of the outstanding Shares or the determination of Holders entitled to receive a dividend or other distribution payable in additional Shares or securities or rights convertible into or exercisable for Shares (such securities or rights, the “Share Equivalents”) without payment of any consideration by such holder for the additional Shares or Share Equivalents (including the additional Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such split, subdivision, dividend or distribution if no record date is fixed), the number of Shares issuable on exercise of this Warrant shall be increased in proportion to such increase in the aggregate number of Shares outstanding and issuable with respect to such Share Equivalents, and the Exercise Price shall be proportionately decreased, such that the aggregate Exercise Price payable for the total number of Shares issuable on exercise of this Warrant is equal to the aggregate Exercise Price that would have been payable for the total number of Shares issuable on exercise of this Warrant immediately prior to such adjustment.

(b) Reverse Share Splits. If the number of Shares outstanding is decreased by a combination of the outstanding Shares, then, as of the record date of such combination (or the date of such combination if no record date is fixed), the Exercise Price shall be increased and the number of Shares issuable on exercise of this Warrant shall be decreased, in each case, in proportion to such decrease in outstanding Shares, such that the aggregate Exercise Price payable for the total number of Shares issuable on exercise of this Warrant is equal to the aggregate Exercise Price that would have been payable for the total number of Shares issuable on exercise of this Warrant immediately prior to such adjustment.

(c) Below Market Issuances. If the Company issues Shares or Share Equivalents at a price below the Fair Market Value of such Shares at the time of issuance (a “Below Market Transaction”), (i) the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to an amount determined by multiplying the number of

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Warrant Shares issuable immediately prior to the Below Market Transaction by a fraction (the “Adjustment Fraction”) (a) the numerator of which shall be (x) the total number of Shares issued and outstanding immediately prior to consummation of the Below Market Transaction plus (y) the total number of Shares issued or sold in the Below Market Transaction, and (b) the denominator of which shall be (x) the total number of Shares issued and outstanding immediately prior to consummation of the Below Market Transaction plus (y) the number of Shares that the aggregate consideration received by the Company in the Below Market Transaction would purchase at Fair Market Value at the time of issuance of Shares in the Below Market Transaction, and (ii) the Exercise Price then in effect shall be adjusted to an amount determined by dividing the Exercise Price in effect immediately prior to consummation of the Below Market Transaction by the Adjustment Fraction.

(d) Pro Rata Repurchases. If the Company effects a Pro Rata Repurchase of the Shares, then, as of the effective date of the Pro Rata Repurchase, the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the effective date of the Pro Rata Repurchase by a fraction of which the numerator shall be (i) the product of (x) the number of Shares outstanding immediately prior to such Pro Rata Repurchase and (y) the Fair Market Value per Share on the trading day immediately preceding the first public announcement by the Company or any of its affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which the denominator shall be the product of (x) the number of Shares outstanding immediately prior to such Pro Rata Repurchase, minus the number of Shares so repurchased and (y) the Fair Market Value per Share on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase. In such event, the number of Shares issuable upon the exercise of this Warrant in full shall be increased to the number obtained by dividing (i) the product of (x) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (y) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment by (ii) the new Exercise Price determined in accordance with the immediately preceding sentence.

(e) Other Distributions. If the Company declares a distribution on the Shares payable in securities of the Company not giving rise to an adjustment elsewhere in this Section 3, securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets (including cash dividends other than Tax Distributions) or options or rights not referred to in Section 3(a), then the Holder shall be entitled to receive, upon exercise of this Warrant, the number and kind of securities and assets (including cash dividends other than Tax Distributions) the Holder would have received if such Holder were the record holder of the Warrant Shares issuable under this Warrant as of the record date fixed for the determination of the Holders entitled to receive such distribution.

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(f) Recapitalizations. If there is a recapitalization of the Shares (including, without limitation, a reclassification, exchange, substitution or other event that results in a change of the Shares into other securities or property, or the consolidation or merger of the Company with or into another company, but excluding (a) a merger or consolidation in which the Company is the continuing company and which does not result in any reclassification of the outstanding Shares or the conversion of such outstanding Shares into shares of other stock or other securities or property and (b) the events described in Sections 3(a)-(e)), the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number and kind of shares of stock or other securities or property of the Company or otherwise, that the Holder would have received as a result of such recapitalization if such Holder were the record holder of the Warrant Shares issuable under this Warrant as of the record date fixed for the determination of the holders of Shares entitled to participate in such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Exercise Price then in effect and the number of Warrant Shares issuable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as practicable. Any such adjustment shall be made by and set forth in a supplemental agreement between the Holder and the Company or any successor thereto. The Company shall not effect any such recapitalization unless upon or prior to the consummation thereof the successor company, or if the Company shall be the surviving company in any such recapitalization and is not the issuer of the shares or other securities or property to be delivered to holders of Shares outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the Holder such shares or cash or other securities or property as the Holder shall be entitled to purchase upon exercise of this Warrant in accordance with the foregoing provisions.

(g) Effective Time of Adjustment. An adjustment made pursuant to Section 3 shall become effective at the close of business on the record date (in the case of a dividend or distribution) or on the effective date of another action referred to in Section 3; provided that, in the event that such dividend or distribution is not made, the number of Warrant Shares or other property for which this Warrant may be exercised and the Exercise Price shall be readjusted, effective as of the date when the Board determines in Good Faith not to make such dividend or distribution, to reverse the effect of the applicable adjustment made pursuant to Sections 3(a)-(f).

(h) Rounding. All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a Share, as the case may be.

(i) No Impairment. The Company shall not, by amendment of its organizational documents, or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all of the provisions of this Warrant and take all such actions as may be necessary or appropriate to protect the Holder’s rights under this Warrant against impairment.

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4. Change of Control. In the event of any Change of Control of the Company prior to an IPO, the Holder shall at its option have the right, and at the Company’s option the Holder shall be obligated, to Transfer this Warrant or the Warrant Shares to the acquirer or surviving entity (which, for the sake of clarity, may be the Company or one or more of its Affiliates) in such Change of Control (the “Acquirer”), and the Acquirer, as a condition to the consummation of such Change of Control, shall be obligated to purchase this Warrant and such Warrant Shares from the Holder, in each case, at an aggregate purchase price equal to (a) the product of (i) the number of Warrant Shares issued and outstanding as of immediately before such Change of Control multiplied by (ii) the price paid per Share to the holders of Shares in such Change of Control (as determined based upon the Fair Market Value, as of the date of the definitive agreement(s) providing for such Change of Control, of the consideration paid, directly or indirectly); plus (b) the product of (i) the number of Shares for which this Warrant remains exercisable immediately before such Change of Control, multiplied by (ii) the difference, if positive, between (A) the price paid per Share to the holders of Shares in such Change of Control (as determined based upon the Fair Market Value, as of the date of the definitive agreement(s) providing for such Change of Control, of the consideration paid, directly or indirectly), minus (B) the Exercise Price; provided, that it being understood that the Holder shall receive the foregoing payment in the same form of consideration (and in the same proportion, and applying the Fair Market Value, as of the date of the definitive agreement(s) providing for such Change of Control, of the consideration paid) as the consideration received by the holders of the Shares generally in such Change of Control; provided, further, that it being also understood that if the holders of the Shares have the option to receive all or any of their portion of their consideration in cash or other property, the Holder shall have the same option (including the right to elect the same kind of consideration, if applicable). In the event that, in any Change of Control, the difference between the price paid per Share in such Change of Control minus the Exercise Price is less than or equal to zero, this Warrant shall automatically expire and terminate, and shall no longer be exercisable, immediately after the consummation of such Change of Control. The Holder agrees to (x) waive any appraisal or dissenters’ rights in connection with a Change of Control and (y) to deliver reasonable and customary share transfer forms to effect the Transfer of the Warrant Shares upon the closing of such Change of Control.

5. Notice of Adjustments and Certain Actions. If (a) (i) the Company proposes to take any action that would require an adjustment pursuant to Section 3 to the Exercise Price or the number of Warrant Shares as to which this Warrant may be exercised or (ii) an event has occurred that would require the Exercise Price or the number of Warrant Shares as to which this Warrant may be exercised to be adjusted pursuant to Section 3, (b) there is a proposal for any merger, liquidation, dissolution or winding up of the Company or (c) the Company proposes to enter into a Change of Control, then, in any such case, the Company shall (x) reasonably promptly (and in any event in the case of clauses (a)-(b) at least ten (10) days prior to such proposed record date or date of occurrence of such event) deliver to the Holder a notice in accordance with Section 14 stating the proposed record date for, or the date of the occurrence of, such event and, in the case of clause (a), the proposed adjustment to the Exercise Price or the number of Warrant Shares as to which this Warrant may be exercised, showing in reasonable detail the facts upon which such adjustment is based, and (y) file such notice at the principal office of the Company. In addition, reasonably promptly upon request of the Holder following any adjustment pursuant to Section 3 to the number of Warrant Shares as to which this Warrant may be exercised or the Exercise Price, the Company shall deliver to the Holder a new warrant evidencing such adjustments in substitution and replacement for this Warrant and otherwise containing identical terms and conditions as those contained in this Warrant. In connection with

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a Change of Control, the Company shall deliver a notice in accordance with Section 14 within the earlier of ten (10) days following the execution of the definitive agreement with respect to such Change of Control and ten (10) days before the proposed date upon which such Change of Control is to be consummated, indicating in such notice the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Shares in the Change of Control, any election with respect to types of consideration that a holder of Shares shall be entitled to make in connection with the Change of Control and the percentage of total Shares to be transferred to the Acquirer in the Change of Control. In addition, promptly upon request of the Holder following any Transfer or termination of this Warrant in part but not in whole pursuant to Section 6, the Company shall deliver to the Holder a new warrant evidencing the remaining portion of this Warrant that was neither Transferred nor terminated, in substitution and replacement for this Warrant and otherwise containing identical terms and conditions as those contained in this Warrant, subject to any adjustment to the provisions of this Warrant made pursuant to Section 3.

6. Transferability of Warrant.

(a) Mechanics of Transfers. The Company shall maintain a registry showing the name and address of the Holder as the registered holder of this Warrant. Subject to satisfaction of the conditions set forth in this Section 6, this Warrant and all rights hereunder may be transferred by the Holder, in whole or in part, on the books of the Company to be maintained for such purpose, upon (i) the surrender of this Warrant, properly endorsed, at the principal office of the Company and (ii) delivery to the Company of the Form of Assignment attached hereto as Exhibit C (or a reasonable facsimile thereof) completed and duly executed by the Holder. Upon such surrender and delivery, the Company shall promptly (i) make, execute and deliver a new warrant or warrants containing identical terms and conditions as contained in this Warrant other than the name(s) of any assignee(s) and the number of Warrant Shares represented thereby in the name(s) of the assignee(s) and in the denominations specified in such instrument of assignment, and (ii) make, execute and deliver to the Holder a new warrant representing the number of Warrant Shares that were not Transferred and otherwise containing identical terms and conditions as those contained in this Warrant. Upon such deliveries by the Company, this Warrant shall be canceled.

(b) Transfer Restrictions. Before an IPO, the Holder may not Transfer all or any part of this Warrant or any Warrant Shares, except (i) with the prior written consent of the Company (which it may give or withhold in its discretion, subject to Section 6(c)) or (ii) to Nielsen Holdings or any Person or Persons who are subsidiaries of Nielsen Holdings (each, a “Permitted Affiliate”); provided that, if at any time such transferee ceases to be a Permitted Affiliate of the Holder, such transferee shall immediately (and, in any event, no later than three (3) Business Days thereafter) Transfer the portion of this Warrant that it holds (in whole and not in part) to a Person that is a Permitted Affiliate of the Holder or to the Holder itself. Following an IPO, the Holder may, subject to compliance with applicable law, Transfer all or any part of this Warrant or any Warrant Shares without regard to the restrictions set forth in this Section 6(b). For the avoidance of doubt, any transfer of shares or other securities of the Holder or of any of its Affiliates or Change of Control with respect to the Holder or any of its Affiliates shall not be deemed, in and of itself, to be a Transfer of this Warrant or any Warrant Shares.

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(c) Tax Matters. Notwithstanding any provision herein to the contrary, for so long as the Company is classified as a partnership for U.S. federal income tax purposes (or until the time of an IPO, if earlier), no direct or indirect Transfer of this Warrant shall be permitted (other than Transfers to Permitted Affiliates that do not in the aggregate cause more than ten (10) separate partners to hold an interest in the Company for purposes of Treasury Regulation Section 1.7704-1(h) as a result of such Transfers to Permitted Affiliates) if, after giving effect to such Transfer, the Company would have more than one hundred (100) partners (within the meaning of Treasury Regulation Section 1.7704-1(h), including, without limitation, Section 1.7704-1(h)(3), but on the basis that funds affiliated with Advent and their respective affiliates and direct and indirect owners constitute one partner for these purposes and any management incentive plan aggregator entity and its direct and indirect owners constitute one partner for these purposes and provided further that the Company shall determine whether to consent to a Transfer pursuant to Section 7(b)(i) on such basis), treating (solely for this purpose) each holder of this Warrant or any new warrant(s) issued pursuant to this Warrant as a partner) (the “100 Partner Test”), and any such Transfer that fails the 100 Partner Test will be void ab initio unless legal counsel to the Holder (provided such legal counsel is of national reputation and specializes in the legal matters involved in such determination, and is otherwise reasonably acceptable to the Company) renders an opinion to the Company that such Transfer will not cause the Company to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code. The Company shall not engage in a trade or business within the United States for U.S. federal income tax purposes (and shall ensure that it does not have any income effectively connected with the conduct of a trade or business within the United States for U.S. federal income tax purposes).

(d) Transfer Expenses. If the Holder proposes to Transfer all or any part of this Warrant in accordance with the terms and conditions hereof, then the Holder shall be responsible for all expenses incurred by such Holder in connection with such Transfer and the Company shall be responsible for all expenses incurred by the Company in connection with such Transfer. The Holder shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Warrant Shares upon exercise or transfer of this Warrant.

(e) Invalid Transfers. Any purported Transfer of this Warrant other than in accordance with the terms of this Warrant shall be null and void ab initio, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership pursuant to any such Transfer.

(f) Taxes. All payments made by the Company in respect of this Warrant shall be made subject to withholding taxes required under applicable tax law. To the extent that any such amounts are so deducted or withheld and timely paid over by the Company to the relevant taxing authority, such amounts will be treated for all purposes of the Warrant as having been paid to the person in respect of which such deduction and withholding was made.

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7. Registration Rights. Upon issuance of any Warrant Shares upon the exercise of this Warrant, the Holder shall have the registration rights of the Holder set forth in the Registration Rights Agreement.

8. Holder Not Deemed a Shareholder. Except as otherwise specifically provided herein, this Warrant shall not entitle the Holder to any rights as a holder of Warrant Shares prior to the exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

9. Securities Law Compliance. The Holder of this Warrant, by acceptance hereof, acknowledges that neither this Warrant nor the Warrant Shares issuable upon exercise of this Warrant have been registered under the Securities Act, any applicable state securities laws or other applicable securities laws (including, but not limited to, the European Prospectus Regulation (EU) 2017/1129). The Holder, by acceptance of this Warrant, represents that it is fully informed as to the applicable limitations upon any distribution or resale of any portion of this Warrant and the Warrant Shares under the Securities Act and any other applicable securities laws and agrees not to distribute or resell any portion of this Warrant or any Warrant Shares if such distribution or resale would constitute a violation of the Securities Act or any other applicable securities laws or would cause the issuance of this Warrant or the Warrant Shares to be in violation of the Securities Act or any other applicable securities laws. The Holder represents that this Warrant and the Warrant Shares to be issued upon exercise of this Warrant are not being acquired with the view to, or for resale in connection with, any distribution or public offering of such Warrant Shares in violation of the Securities Act or any applicable state securities laws.

10. Information Rights.

(a) At all times prior to an IPO or a Change of Control, the Company shall deliver to the Holder copies of the audited annual and unaudited quarterly financial statements that are delivered to the Lenders (as defined below) pursuant to that certain Credit Agreement, dated as of March 5, 2021 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among, inter alios, certain of the Company’s subsidiaries, the financial institutions party thereto from time to time as lenders (the “Lenders”) and Bank of America, N.A., as the administrative agent, substantially concurrently with the delivery of such financial statements to such Lenders. The Company shall deliver, at the Holder’s expense in the case of reasonable out-of-pocket costs paid to third parties, which costs would not have been incurred but for the Holder’s request, all information that is available to the Company and that is reasonably requested by the Holder in connection with preparing the Holder’s Tax returns, defending Tax audits and other Tax matters, in each case to the extent relating to the Holder’s interest in this Warrant or Warrant Shares, and shall, upon the Holder’s request and at the Holder’s expense in the case of reasonable out-of-pocket

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costs paid to third parties, which costs would not have been incurred but for the Holder’s request, use reasonable efforts to obtain or provide relevant tax forms that the Company is legally able to obtain or provide and that are required or requested for or in connection with the Holder’s compliance with tax laws, in each case, to the extent relating to the Holder’s interest in this Warrant or the Warrant Shares.

(b) Except as and to the extent as may be required by applicable law, regulation or legal process, without the prior written consent of the Company, the Holder shall not disclose or permit the disclosure of any confidential information about the Company, any of its Subsidiaries or any of its or their Affiliates provided pursuant to Section 10(a) by or on behalf of the Company; provided, that the Holder may disclose confidential information (i) to its actual or prospective investors, lenders or other similar Persons (in each case, other than Disqualified Institutions (as defined in the Credit Agreement)) who are subject to obligations of confidentiality; and (ii) to the Holder’s and its Affiliates’ respective directors, officers, employees, agents and advisors (including, without limitation, attorneys, accountants, consultants and financial advisors) (in each case, other than Disqualified Institutions).

(c) If the Holder is required by applicable law, regulation or legal process (including the request of any regulator with jurisdiction over the Holder or pursuant to applicable securities law requirements) to disclose any confidential information about the Company, any of its Subsidiaries or any of its or their Affiliates provided pursuant to Section 10(a) by or on behalf of the Company, it shall, to the extent permitted by applicable law, first provide notice reasonably in advance to the Company with respect to the proposed disclosure. The Holder will use commercially reasonable efforts to cooperate, at the Company’s sole cost and expense, with the Company to obtain confidentiality agreements or arrangements with respect to any such required disclosure and in any event shall disclose only such confidential information as is required to be disclosed by applicable law, regulation or legal process. The Holder’s obligations under this Section 10(c) shall not apply to disclosures made as part of an ordinary course audit or request for information from a regulator that is not specifically targeted at the Company.

11. Amendments to the Company’s Organizational Documents. The parties hereby agree that no amendment, modification, supplement or waiver to the organizational documents of the Company that adversely affects the rights or obligations of the Holder hereunder shall be made or given without the prior written consent of the Holder.

12. Definitions. The following terms shall have the meanings given to them below.

“Acquirer” has the meaning set forth in Section 4.

“Adjustment Event” has the meaning set forth in Section 3.

“Adjustment Fraction” has the meaning set forth in Section 3(c).

“Advent” means Advent International Corporation.

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“Affiliates” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through the ability to exercise voting power, by contract or otherwise.

“Below Market Transaction” has the meaning set forth in Section 3(c).

“Board” means the management board of the Company.

“Business Day” means any day of the year other than a Saturday, a Sunday or any other day on which national or state banking institutions in New York, New York are required or authorized by law to close.

“Change of Control” means any (i) merger, demerger, consolidation or other business combination of the Company (or any Subsidiary or Subsidiaries that alone or together represent all or substantially all of the Company’s consolidated assets at that time) or any successor or other entity owning or holding substantially all the consolidated assets of the Company and its Subsidiaries that results in the holders of Shares immediately before the consummation of such transaction, or a series of related transactions, holding, directly or indirectly, less than fifty percent (50%) of the ordinary voting power of the Company (or such Subsidiary or Subsidiaries) or any successor entity owning or holding substantially all the consolidated assets of the Company and its Subsidiaries or the surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions, (ii) Transfer, in one or a series of related transactions, of securities representing more than fifty percent (50%) of the ordinary voting power of the Company (or such Subsidiary or Subsidiaries) or any successor owning or holding substantially all the consolidated assets of the Company and its Subsidiaries to a Person or group of related Persons (other than funds affiliated with Advent and their respective affiliates), or (iii) sale or other disposition in one or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries. For the avoidance of doubt, an IPO shall not be deemed to be a Change of Control.

“Chosen Courts” has the meaning set forth in Section 15.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commission” means the U.S. Securities and Exchange Commission and any successor thereto.

“Company” has the meaning set forth in the Preamble.

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“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exercise Price” has the meaning set forth in Section 1.

“Expiration Time” means 11:59 p.m., New York, New York time, on the twentieth (20th) anniversary of the Issue Date.

“Fair Market Value” means, with respect to any asset or security, the fair market value of such asset or security, as between a willing buyer and a willing seller not under a compulsion to buy or sell in an arms’-length transaction occurring on the date of the valuation, as reasonably determined in Good Faith by the Board; it being understood that, (i) with respect to a security that is listed on a national securities exchange, Fair Market Value shall mean the volume weighted average of the closing prices of such security over the thirty (30) day period ending one (1) Business Day prior to the date of measurement, and (ii) with respect to a security that is traded over-the-counter, Fair Market Value shall mean the volume weighted average of the closing bid prices over the thirty (30) day trading period ending one (1) Business Day prior to the date of measurement. For the avoidance of doubt, (a) the Fair Market Value of any incentive-based equity interests granted by the Company with a liquidation value of $0, as reasonably determined in Good Faith by the Board at the time of issuance, shall be $0, and (b) no issuance of Shares within three (3) months following the date first set forth above at a price per Share of $ 542.64 or more shall be deemed a Below Market Transaction.

“Good Faith” means a Person having acted honestly and fairly and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company.

“Holder” has the meaning set forth in the Preamble.

“IPO” means (i) the first registered, public offering of Shares for cash pursuant to an effective registration statement under the Securities Act, registered on Form S-1 or Form F-1 (or any successor form) or pursuant to an effective registration statement under securities laws in non-U.S. jurisdictions on the applicable forms in which such Shares are sold to one or more underwriters on a firm-commitment basis for reoffering to the public, (ii) the closing of a direct listing of the Shares pursuant to a registration statement under the Securities Act or pursuant to an effective registration statement under securities laws in non-U.S. jurisdictions, or (iii) the closing of a transaction with a special purpose acquisition company pursuant to which the Shares are registered or exchanged for securities that are registered under the Securities Act or under securities laws in non-U.S. jurisdictions.

“Issue Date” means the date set forth in the Preamble.

“Nielsen Holdings” means Nielsen Holdings plc, a public limited company formed under the laws of England and Wales with registration number 09422989, whose registered office is at Nielsen House, John Smith Drive, Oxford, OX4 2WB.

“Permitted Affiliate” has the meaning set forth in Section 6(b).

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“Pro Rata Repurchases” means any purchase of Shares by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Shares, in the case of both (i) or (ii), whether for cash, Shares or other securities of the Company, evidences of indebtedness of the Company or any other Person or any other property, or any combination thereof, effected while this Warrant is outstanding. The “effective date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer that is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Registration Rights Agreement” means the Registration Rights Agreement attached hereto as Exhibit E.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Shares” means the class A ordinary shares in the capital of the Company (i.e., “Shares A”).

“Share Equivalents” has the meaning set forth in Section 3(a).

“Subsidiary” means any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by the Company or any other Subsidiary of the Company, (ii) the Company or any other Subsidiary of the Company is entitled, directly or indirectly, to appoint a majority of the board of directors or comparable body of such Person or (iii) the Company or any other Subsidiary of the Company is a general partner.

“Tax Distributions” means any distributions of cash made by the Company determined by reference to taxes.

“Transfer” means, with respect to this Warrant or any Shares, (a) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Warrant or Shares or any participation or interest therein, whether directly or indirectly, or to agree or commit to do any of the foregoing, and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Warrant or Shares or any participation or interest therein, or any agreement or commitment to do any of the foregoing, including in each case through the Transfer of any Person directly holding such Warrant or Shares or any interest in such Person. For the avoidance of doubt, any transfer of shares or other securities of the Holder or of any of its Affiliates or Change of Control with respect to the Holder or any of its Affiliates shall not be deemed, in and of itself, to be a Transfer.

“Warrant” has the meaning set forth in the Preamble.

“Warrant Exercise Period” has the meaning set forth in Section 1.

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“Warrant Shares” has the meaning set forth in the Preamble.

13. Amendment and Waiver. This Warrant and any provision hereof may be amended only by an instrument in writing signed by the Holder (or Nielsen Holdings in lieu of the Holder) and the Company. This Warrant and any provision hereof may only be waived by a writing signed by the party against whom the waiver is to be effective. The failure of any party to enforce any of the provisions of this Warrant shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Warrant in accordance with its terms.

14. Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder or the Company shall be given at the address or email address set forth on the signature pages to this Warrant. Each proper notice shall be effective upon any of the following: (a) personal delivery to the recipient, (b) when telecopied or emailed to the recipient if the telecopy is promptly confirmed by automated or telephone confirmation thereof or if the email is promptly confirmed by email or telephone confirmation thereof, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid).

15. Descriptive Headings; Interpretation; Governing Law; Selection of Forum; Waiver of Trial by Jury. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The word “or” shall not be exclusive. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without reference to the conflicts of laws thereof to the extent such reference would direct a matter to another jurisdiction. Each of the Holder and the Company agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Warrant, exclusively in the Court of Chancery of the State of Delaware and (if and only if the Court of Chancery of the State of Delaware lacks or declines jurisdiction) any state or federal court within the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Warrant (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over such party and (d) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 14. Each of the Holder and the Company irrevocably waives any and all right to trial by jury in any action, suit, demand or proceeding (including counterclaims) arising out of or related to this Warrant.

16. Lost Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant (which evidence may include an affidavit of loss), and (a) in the case of any such loss, theft or destruction, posting of a bond in an amount reasonably satisfactory to the Company or execution and the delivery of an indemnity agreement in a form reasonably satisfactory to the Company and (b) in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make, execute and deliver a new Warrant in lieu of the lost, stolen, destroyed or mutilated Warrant.

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17. HSR Filings. The Company shall take all such actions as may be necessary to ensure that all such Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which the Company’s shares or other securities constituting Warrant Shares may be listed at the time of such exercise (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance). In the event that as a condition to or in connection with the exercise of this Warrant, the Company is required to make any filing pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as in effect from time to time, and the regulations promulgated thereunder, or any similar law, rule or regulation, the Company shall use reasonable best efforts to make such filing and obtain clearance thereunder as expeditiously as possible, including, but not limited to, filing the notification form and cooperating in responding to any questions or information requests from any governmental authority.

18. Cumulative Remedies. The rights and remedies provided in this Warrant are cumulative and are not exclusive of, and are in addition to and not in substitution for, any other rights or remedies available at law, in equity or otherwise.

19. Equitable Relief. Each of the Company and the Holder acknowledges that a breach or threatened breach by such party of any of its obligations under this Warrant would give rise to irreparable harm to the other party hereto for which monetary damages would not be an adequate remedy and hereby agrees that in the event of a breach or a threatened breach by such party of any such obligations, the other party hereto shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post any bond or security.

20. Entire Agreement. This Warrant and the forms attached hereto, together with the Registration Rights Agreement, constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

21. Successors and Assigns. This Warrant and the rights evidenced hereby shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Company and the successors and permitted assigns of the Holder. Such successors and/or permitted assigns of the Holder shall be deemed to be a Holder for all purposes hereunder.

22. Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction.

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23. Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

[The remainder of this page is left blank intentionally.]

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IN WITNESS WHEREOF, the Company has executed this Warrant as of the Issue Date.

AI PAVE DUTCHCO I B.V.

By.	/s/ Maud Kool
Name: Maud Kool Title: Managing Director

Address for notice purposes:

c/o Advent International Corporation 800 Boylston Street
Boston, Massachusetts 02199
Attention: Chris Egan
James R. Westra
Email: [***]
[***]

With a copy to:

Ropes & Gray LLP
Prudential Tower 800 Boylston Street
Boston, MA 02199
Attention: R. Newcomb Stillwell, Esq.
Christian J. Westra, Esq.
Email: [***]
[***]

and:

Ropes & Gray LLP 191 North Wacker Drive, 32nd Floor
Chicago, IL 60606
Attention: Matthew J. Richards, Esq.
Email: [***]

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Acknowledged and agreed as of the Issue Date:

HOLDER:

VNU INTERNATIONAL B.V.

By.	/s/ Michel van den Hoven
Name: Michel van den Hoven
Title: Director

Address for notice purposes:

c/o Nielsen Holdings plc 85 Broad Street
New York, New York 10014
Attention: George Callard
Email: [***]

With a copy to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, New York 10019
Attention: Steven A. Rosenblum, Esq.
Raaj S. Narayan, Esq.
Email: [***]
[***]

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EXHIBIT A

Form of Shareholders Resolution

RESOLUTIONS OF THE SHAREHOLDERS

OF AI PAVE DUTCHCO I B.V.

Dated

Resolutions of the shareholders (the “Shareholders”) of AI PAVE DUTCHCO I B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, trade register number 81838441 (the “Company”).

WHEREAS:

A.	The undersigned is the only party with meeting rights in respect of the Company.

B.	The Company’s Articles of Association do not preclude the Shareholders from passing resolutions without holding a meeting.

C.	By signing this written resolution, each of the undersigned votes in favour of the resolutions set out below.

D.	The Company’s managing directors have been afforded the opportunity to advise on these resolutions.

E.

On or about the date hereof, the Company’s articles of association (“Articles of Association”) are amended as a consequence whereof the class meeting formed by the holders of ordinary class A shares in the capital of the Company (“Class Meeting Shares A”) has the power to decide on the issuance of shares. This written resolution also constitutes a resolution of the Class Meeting Shares A approving the same.

F.

On or about the date hereof, the Company intends to enter into a warrant agreement (the “Warrant Agreement”) by and between inter alia the Company and VNU International B.V. (the “Holder”). Pursuant to the Warrant Agreement the Company will grant the Warrants (as defined below) to the Holder.

RESOLUTIONS:

1.	To approve the signing of the Warrant Agreement by the Company and any further documents and transactions set forth in and contemplated by the Warrant Agreement.

2.

To grant the Holder the right to subscribe for such number and class of shares in the Company’s capital (such rights hereinafter referred to as the “Warrants”) under the terms and conditions as set forth in the Warrant Agreement as attached hereto.

3.	To waive and exclude any statutory and contractual pre-emption rights of any shareholder of the Company in respect of the Warrants.

4.	The Company’s management board shall determine the exact exercise price and number of the shares to be issued upon the exercise of the Warrants, in accordance with the Warrant Agreement.

5.

In case of a net exercise of the Warrants (as referred to in Section 2(b) of the Warrant Agreement), the shares will be issued under the obligation for the Company to charge the Exercise Price (as defined in the Warrant Agreement) for the shares, to the maximum extent possible, against the Company’s reserves.

CONFIRMATION

1.	The undersigned confirm the correctness and completeness of the statements in (A) up to and including (F).

2.

The undersigned will comply with the obligations set out in the Warrant Agreement and will do everything necessary to approve and effect any transfer of Warrants in accordance with the Warrant Agreement (including waiving pre-emption rights).

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(signature page follows)

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Signature page to shareholders resolution AI PAVE Dutchco I B.V.

This written resolution may be signed in multiple counterparts and is dated as first written above.

AI Global Investments (Netherlands) PCC Limited, acting on behalf of and in the name of the PAVE

CELL,

represented by:

Name:	L. Kruimer	Name:	L.A.P. Mulder
Title:	Managing director	Title:	Managing director

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EXHIBIT B

Form of Subscription

To the Company:

The undersigned holder of the attached Warrant (the “Holder”) hereby (check all that apply):

☐

irrevocably elects to subscribe for cash _______________ Warrant Shares for an aggregate Exercise Price of $ _______________, the payment of which amount the Holder is concurrently making to the Company (check all that apply) in cash ☐, by wire transfer ☐, by certified check ☐ or by any combination of the foregoing ☐; or

☐

irrevocably surrenders the right to subscribe _______________Warrant Shares, and a proportionate part of the Warrant and the rights evidenced thereby, in exchange for that number of Warrant Shares computed in accordance with the provisions of Section 2(b) of the Warrant; and requests that such Warrant Shares be held (and the related capital contribution be made) in the name of _______________ whose address is _______________.

The Holder hereby represents (i) that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Warrant Shares; (ii) that it can bear the economic risk of its investment in the Warrant Shares and can afford to lose its entire investment in the Warrant Shares; (iii) that it has been furnished the materials relating to its investment in the Warrant Shares which it has reasonably requested in connection with its investment; (iv) that it is acquiring the Warrant Shares for investment and not with a view toward, or for sale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws. The Holder agrees that the Warrant Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the Securities Act, except pursuant to an exemption from the Securities Act and any applicable state securities laws.

If the number of Warrant Shares subscribed for is less than all of the Warrant Shares evidenced by the Warrant, then the Holder requests that a new warrant representing the remaining Warrant Shares subject to the Warrant be issued and delivered to the Holder. All capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Warrant.

Dated:	(Signature)

(Address)

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EXHIBIT C

Form of Assignment

FOR VALUE RECEIVED, the undersigned holder of the attached Warrant (the “Holder”) hereby sells, assigns and transfers all of the rights of the Holder under that portion of the attached Warrant specified below unto the assignee(s) specified below:

Name of Assignee	Address	No. of Warrant Shares Underlying the Warrant Subject to Transfer

Dated:	(Signature)

(Address)

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EXHIBIT D

FORM DEED OF ISSUE

DEED OF ISSUE OF SHARES

AI PAVE DUTCHCO I B.V.

On this, [date], appeared before me, [name civil law notary authorized to practice in the Netherlands], civil law notary at [place]:

[name employee of notary authorized by powers of attorney], acting for the purposes of this Deed as the holder of written powers of attorney from:

1.	[corporate details Warrant Holder] (the “Subscriber”); and

2.

AI PAVE Dutchco I B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid), having its corporate seat in Amsterdam (address: Herengracht 450, 1017CA Amsterdam, trade register number: 81838441) (the “Company”).

The person appearing, acting in the above capacities, declared the following:

DEFINITIONS

Article 1

In this Deed the following definitions shall apply:

Articles of Association	the Company’s articles of association.

Board	the management board of the Company.

Board Resolution	the resolution of the Board dated [date], as is evidenced by a copy of the written resolution that will be attached to this Deed as an annex.[1]

DCC	the Dutch Civil Code (Burgerlijk Wetboek).

Deed	this deed of issue of shares.

Exercise Price	[amount] per Share.

General Meeting	the general meeting of the Company.

GM Resolution	the resolution of the General Meeting dated [date], as is evidenced by a copy of the written resolution that will be attached to this Deed as an annex.

Parties	the parties to this Deed.

Shares	[number] class A ordinary shares in the Company’s capital, having a nominal value of [amount] each and numbered [number] up to and including [number].

[1]

NTD: Board to pass a resolution upon receipt of Form of Subscription, deciding / confirming the number of Shares to be issued to the Holder and confirming the Exercise Price (especially in case this has been adjusted).

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Subscription Form	the form of subscription in relation to the Warrant, pursuant to which the Subscriber has exercised its Subscription Rights with respect to the Shares, a copy of which will be attached to this Deed as an annex.

Subscription Rights	the rights to subscribe for the Shares as granted to the Subscriber under the Warrant and the GM Resolution.

Warrant	the warrant entered into between the Company and the Subscriber, dated [date], a copy of which will be attached to this Deed as an annex.

RESOLUTION TO ISSUE SHARES

Article 2

2.1

The Company and the Subscriber entered into the Warrant, pursuant to which the Company has granted the Subscription Rights to the Subscriber and the Subscriber accepted the Subscription Rights from the Company.

2.2	As is evidenced by the GM Resolution, the General Meeting has resolved to issue the Subscription Rights to the Subscriber on the terms and subject to the conditions of the Warrant.

2.3	The Subscriber has exercised its Subscription Rights, as is evidenced by the Subscription Form.

2.4	In accordance with the Warrant and the GM Resolution, the Board has determined the number of shares to be issued to the Subscriber as included in the Board Resolution.

2.5

In giving effect to the Warrant, the Subscription Rights and the Subscription Form, the Company shall issue the Shares to the Subscriber pursuant to this Deed. No further resolution as referred to in article 2:206(2) DCC of the General Meeting or other corporate body of the Company is required in respect of the issuance of the Shares.

PRE-EMPTION RIGHTS AND PREREQUISITE

Article 3

3.1	Pre-emption rights (voorkeursrechten) have been excluded by the General Meeting in relation to the issue of the Subscription Rights, as is evidenced by the GM Resolution.

3.2

Article 2:206a(6) DCC provides that shareholders shall have no pre-emption right in respect of shares issued to a person who exercises a previously acquired right to subscribe for shares. Consequently, the Company’s shareholders do not have any pre-emption rights in respect of the issue of the Shares pursuant to this Deed.

ISSUE OF SHARES

Article 4

In giving effect to the Warrant, the Subscription Rights and the Subscription Form, the Company hereby issues the Shares to the Subscriber and the Subscriber hereby accepts the Shares from the Company.

PAYMENT AND DISCHARGE

Article 5

5.1	[Option 1: Exercise for Cash:

The Company has received and accepted the aggregate Exercise Price for the Warrant from the Subscriber.]

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/

[Option 2: Net Exercise:

The aggregate nominal value of the Warrant Shares has been satisfied by charging the aggregate nominal value of the Warrant Shares against the Company’s share premium as recognized for Dutch dividend withholding tax purposes, which has been approved by the Board as is evidenced by the Board Resolution.]

5.2	The Company hereby grants the Subscriber a discharge in respect of payment of the Exercise Price for the Shares.

5.3	The Shares have been paid up in full.

REGISTER

Article 6

The Company will immediately enter the issue of the Shares in its register.

CHOICE OF LAW AND JURISDICTION

Article 7

This Deed shall be governed by and construed in accordance with the laws of the Netherlands. Any dispute arising in connection with this Deed shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam.

[CIVIL LAW NOTARY

Article 8

8.1	The Parties are aware that the undersigned civil law notary works with [name Dutch law firm], the firm that has advised [party] in this transaction.

8.2

With reference to the Code of Conduct (Verordening beroeps- en gedragsregels) laid down by the Royal Notarial Professional Organisation (Koninklijke Notariële Beroepsorganisatie), the Parties hereby explicitly consent to:

a.	the undersigned civil law notary executing this Deed; and

b.	[party] being assisted and represented by [name Dutch law firm] in relation to this Deed and any agreements that may be concluded, or disputes that may arise, in connection therewith.][2]

POWER OF ATTORNEY

Article 9

The person appearing has been authorised to act under two (2) powers of attorney in the form of private instruments, which will be attached to this Deed.

FINAL STATEMENTS

The person appearing is known to me, civil law notary.

This Deed was executed in Amsterdam on the date mentioned in its heading.

[2]

NTD: Only to be included to the extent that the notary that executes this Deed is affiliated to a law firm which has advised one of the parties to this Deed (as a result of which such notary cannot act as independent advisor of all parties to this Deed).

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After I, civil law notary, had conveyed and explained the contents of the Deed in substance to the person appearing, the person appearing declared to have taken note of the contents of the Deed, was in agreement with the contents and did not wish them to be read out in full. Following a partial reading, the Deed was signed by the person appearing and by me, civil law notary.

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EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

by and among

AI PAVE Dutchco I B.V.

and the other Parties hereto

Dated as of March 5, 2021

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-i-

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6.4.	Amendment and Waiver	22
6.5.	Successors and Assigns; Transferees	22
6.6.	Further Assurances	23
6.7.	Severability	23
6.8.	Counterparts	23
6.9.	Descriptive Headings	24
6.10.	Notices	24
6.11.	Delivery by pdf Image	25
6.12.	Governing Law	25
6.13.	Consent to Jurisdiction	25
6.14.	WAIVER OF JURY TRIAL	26
6.15.	Exercise of Rights and Remedies	26
6.16.	Aggregation of Registrable Securities	26
6.17.	No Recourse	27
6.18.	Authority; Effect	27

-ii-

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AI PAVE DUTCHCO I B.V.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of March 5, 2021 (the “Effective Date”) by and among:

1.

AI PAVE Dutchco I B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch Law, having its corporate seat at Amsterdam (address: Herengracht 450, 1017 CA Amsterdam, the Netherlands, trade register number 81838441) (the “Company”);

2.

AI Global Investments (Netherlands) PCC Limited, a protected cell company limited by shares incorporated under the laws of the Island of Guernsey, having its registered address at Herengracht 450, 1017 CA Amsterdam, the Netherlands, (Dutch trade register number: 56249195 and Guernsey registered number: 55678) (“Master Dutchco”);

3.	each of the Advent Investors (collectively, the “Principal Investor”);

4.	James M. Peck and PAVentures I, LLC (collectively, the “Founder Investors”);

5.	each of the Persons who may from time to time be identified on Schedule I hereto as Other Investors (each an “Other Investor” and together the “Other Investors”); and

6.	the other Holders party hereto.

RECITALS

1. 1. As of the date hereof, the Principal Investor and the Founder Investors own shares of AI PAVE & Cy SCSp, an indirect parent of Master Dutchco and the Company.

2. 2. As of the date hereof, Master Dutchco owns the majority of the issued and outstanding shares of the Company and is a party to that certain Shareholders Agreement of the Company, dated as of the date hereof (as in effect from time to time, the “Topco Shareholders Agreement”).

3. 3. VNU International B.V. (“NLSN”) has the right to subscribe for Warrant Shares (as defined in the Warrant Agreement) of the Company pursuant to that certain Warrant Agreement, by and between NLSN and the Company, dated as of March 5, 2021 (the “Warrant Agreement”).

4. 3. The parties to this Agreement (the “Parties”) desire for the Company to provide the registration rights set out in this Agreement. Unless otherwise noted herein, capitalized terms used herein shall have the meanings set forth in Section 5 of this Agreement.

5. 4. This Agreement shall become effective as of the Effective Date.

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AGREEMENT

NOW, THEREFORE, the Parties hereby agree as follows:

1.	DEMAND REGISTRATIONS.

1.1. Requests for Registration.

(a) The Principal Investor may initiate up to three (3) registrations of all or part of Master Dutchco’s Registrable Securities on Form S-1, Form S-2 or any similar or successor long-form registration statement (“Long-Form Registrations”) and, if available, one (1) or more registrations of all or part of Master Dutchco’s Registrable Securities on Form S-3 or any similar or successor short-form registration statement (“Short-Form Registrations”).

(b) At any time after the consummation of the Initial Public Offering, the Founder Investors may, collectively, initiate one (1) Long-Form Registration and, if available, one or more Short-Form Registrations.

1.2. Demand Notice. All requests for Demand Registrations shall be made by giving written notice to the Company (a “Demand Notice”). Each Demand Notice shall specify the approximate number of Registrable Securities requested to be registered. Except in connection with an Initial Public Offering, within ten (10) days after receipt of any such Demand Notice, the Company will give written notice of such requested registration to all other Holders and, subject to Section 1.5, will include in such registration (and in all related registrations and qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting, if any) all Registrable Securities held by any Holder with respect to which the Company has received written requests for inclusion therein within ten (10) Business Days after the delivery of the Company’s notice.

1.3. Demand Registration Expenses. The Company will pay all Registration Expenses in connection with any registration initiated as a Demand Registration, whether or not it has become effective.

1.4. Short-Form Registrations. Demand Registrations will be Short-Form Registrations whenever the Company is permitted to use any applicable short-form registration statement (unless the managing underwriter(s) of such offering reasonably requests the Company to use a Long-Form Registration in order to sell all of the Registrable Securities requested to be sold). After the Company has become eligible to use a Short-Form Registration, the Company will use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities. The Principal Investor may require the Company to file any Demand Registration with the SEC in accordance with and pursuant to Rule 415 under the Securities Act (or any successor rule then in effect) (a “Shelf Registration”).

1.5. Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the majority of the Holders included in such registration. If a Demand Registration is an underwritten offering and the managing underwriter(s) advises the Company in writing that in

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its opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, then the Company shall include in such registration, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested by the Holders to be included in such offering that, in the opinion of such underwriter(s), can be sold without adversely affecting the marketability of the offering, pro rata among the respective Holders on the basis of the number of Registrable Securities owned by each such Holder, and, in the event that the number of Registrable Securities requested by the Holders is less than the number of securities which can be sold in such offering without adversely affecting the marketability of the offering, only then securities that are not Registrable Securities may be included, pro rata among the respective Holders thereof on the basis of the number of securities owned by each such Holder; provided, that if such underwriter(s) provide written notice advising in good faith that participation in the offering by any Holder who is, or is an Affiliate of, any employee of the Company or any of its Subsidiaries would materially and adversely affect the marketability of such offering, then Registrable Securities held by one or more such Holders may be excluded (in whole or in part) from such offering, even if such exclusion would not allow such Holders to participate on a pro rata basis with the other Holders.

1.6. Selection of Underwriters. The Principal Investor will have the right to select the underwriter or underwriters to administer any underwritten offering in connection with a Demand Registration.

1.7. Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, other than this Agreement. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, the terms of which are materially more favorable to such Person as compared to the registration rights granted to the Parties hereto pursuant to this Agreement.

1.8. Limitation on Demand Registrations. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to take any action to effect any Demand Registration if a Demand Registration or Piggyback Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days (unless otherwise consented to by the Company).

1.9. Delay in Filing; Suspension of Registration. Notwithstanding anything to the contrary contained herein, if the filing, initial effectiveness or continued use of a Demand Registration at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, the Demand Registration (a “Demand Suspension”); provided, however, that the Company shall not be permitted to exercise a Demand Suspension more than once during any twelve (12)-month period for a period not to exceed sixty (60) days. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable

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Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Demand Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the Demand Registration, if required by the registration form used by the Company for the Demand Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such Demand Registration.

2.	PIGGYBACK REGISTRATIONS.

2.1. Right to Piggyback. Whenever the Company proposes to register any of its equity securities under the Securities Act (except (a) with respect to an Initial Public Offering or (b) in connection with a registration on Form S-4 or Form S-8 or any successor or similar form) (a “Piggyback Registration”), the Company will give prompt written notice to the Holders of its intention to effect such a registration and, subject to Sections 2.3 and 2.4 below, will include in such registration all Registrable Securities held by any Holder with respect to which the Company has received written requests for inclusion therein within ten (10) days after the delivery of the Company’s notice. Each such Company notice shall specify the approximate number of Company equity securities to be registered.

2.2. Piggyback Expenses. The Registration Expenses of the Principal Investor will be paid by the Company in all Piggyback Registrations, whether or not any such registration becomes effective.

2.3. Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter(s) advises the Company in writing (with a copy to each applicable party hereto requesting registration of Registrable Securities) that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering in an orderly manner and without adversely affecting the marketability of such offering, the Company will include in such registration: (a) first, the securities the Company proposes to sell, (b) second, the Registrable Securities requested to be included in such registration, pro rata among the respective Holders on the basis of the number of Registrable Securities owned by each such Holder, and (c) third, other securities requested to be included in such registration; provided, that if such underwriter(s) provide written notice advising in good faith that participation in the offering by any Holder who is, or is an Affiliate of, any employee of the Company or any of its Subsidiaries would materially and adversely affect the marketability of such offering, then Registrable Securities held by one or more such Holders may be excluded (in whole or in part) from such offering, even if such exclusion would not allow such Holders to participate on a pro rata basis with the other Holders.

2.4. Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Company securities (other than the Holders), and the managing underwriter(s) advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can

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be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration: (a) first, the securities requested to be included therein by the applicable Holders requesting registration and the Registrable Securities requested to be included in such registration, pro rata among the Holders on the basis of the number of Registrable Securities owned by each such Holder, and (b) second, other such securities requested to be included in such registration; provided, that if such underwriter(s) provide written notice advising in good faith that participation in the offering by any Holder who is, or is an Affiliate of, any employee of the Company or any of its Subsidiaries would materially and adversely affect the marketability of such offering, then Registrable Securities held by one or more such Holders may be excluded (in whole or in part) from such offering, even if such exclusion would not allow such Holders to participate on a pro rata basis with the other Holders.

3.	REGISTRATION AND COORDINATION GENERALLY.

3.1. Registration Procedures. Whenever the parties hereto have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will as expeditiously as reasonably practicable:

(a) prepare and (within sixty (60) days after the end of the period within which requests for inclusion in such registration may be given to the Company) file with the SEC a Registration Statement with respect to such Registrable Securities and thereafter use its best efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Securities to be included in such registration copies of all such documents proposed to be filed, which documents will be subject to review by such counsel);

(b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective (A) for at least one hundred eighty (180) days (subject to extension pursuant to Section 3.3(b)) or until the Holder or Holders have completed the distribution described in the Registration Statement relating to such distribution, whichever occurs first or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer, or (B) in the case of a Shelf Registration, until the earlier of (I) the date on which all Registrable Securities have been sold under the Shelf Registration or otherwise no longer qualify as Registrable Securities, (II) when all such Registrable Securities can be sold without limitation in any ninety (90)-day period under Rule 144, and (III) the latest date allowed by applicable law, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

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(c) furnish to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller or as required under applicable securities laws in the relevant jurisdiction;

(d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in respect of doing business in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

(e) promptly notify each seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such Prospectus so that, as thereafter delivered to the prospective purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and perform the Company’s obligations thereunder and take all such other actions as the Principal Investor or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (which might include effecting a stock split or a combination of shares);

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant, or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent

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accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, and to cooperate and participate as reasonably requested by any such seller in road show presentations, in the preparation of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein, and other activities as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller; provided, however, that any Person granted access to information regarding the Company pursuant to this Section 3.1(i) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (i) the release of such information is requested or required by a governmental, regulatory or self-regulatory authority or is otherwise required by law (including in connection with the sale of Registrable Securities), (ii) such information is or becomes publicly known other than through a breach of this agreement by such Person (or any other agreement to which such Person has knowledge), (iii) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (iv) such information is independently developed by such Person;

(j) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen (18) months after the effective date of the Registration Statement, an earnings statement covering the period of at least twelve (12) months beginning with the first (1st) day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any securities included in such Registration Statement for sale in any jurisdiction, the Company will use its best efforts promptly to obtain the withdrawal of such order;

(l) obtain one or more comfort letters, dated the date of the Prospectus or Prospectus supplement for such offering (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in the then-current customary form and covering such matters of the type customarily covered from time to time by comfort letters;

(m) provide a legal opinion of the Company’s outside counsel, dated the date of the closing of the offering (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement and addressed to the underwriters), with respect to the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including the preliminary Prospectus) and such other documents relating thereto in the then-current customary form and covering such matters of the type customarily covered from time to time by legal opinions of such nature;

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(n) cooperate with the sellers of Registrable Securities covered by the Registration Statement and the managing underwriter(s), if any, to facilitate the timely preparation and delivery, if applicable, of certificates (not bearing any restrictive legends) representing securities to be sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or such holders may request;

(o) notify counsel for the sellers of Registrable Securities included in such Registration Statement and the managing underwriter(s), immediately, and confirm the notice in writing (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amendment Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC, (iii) of any request of the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information, and (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus, or of the suspension of the qualification of the Registration Statement for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes;

(p) use its reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus;

(q) if requested by the managing underwriter(s) or any Holder covered by the Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s) or such Holder reasonably requests to be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such Holder to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent, and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such Prospectus supplement or post-effective amendment; and

(r) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such customary information relating to the sale or registration of such securities regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

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3.2. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, preparation, printing, filing and printing expenses (including for any supplements and amendments), messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants (including, without limitation, the fees and disbursements in connection with any comfort letters pursuant to Section 3.1(l) of this Agreement), notaries, underwriters (excluding discounts and commissions), and other Persons retained by the Company and any expenses incurred in connection with making road show presentations and holding meetings with potential investors to facilitate the sale of Registrable Securities in an Underwritten Public Offering (all such expenses being herein called “Registration Expenses”), will be paid by the Company in respect of each Demand Registration and each Piggyback Registration, whether or not it has become effective, including that the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b) In connection with each Demand Registration and each Piggyback Registration, whether or not it has become effective, the Company will pay, and reimburse the Holders covered by such registration for the payment of, the reasonable fees and disbursements of one counsel (together with local counsel, if necessary) selected by the sellers of a majority of the applicable Registrable Securities, and such expenses shall be considered Registration Expenses hereunder.

3.3. Participation in Underwritten Offerings.

(a) No Person may participate in any registration hereunder that is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided, that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements.

(b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(e) above, such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Person’s receipt of the copies of a supplemented or amended Prospectus as contemplated by such

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Section 3.1(e). In the event the Company shall give any such notice, the applicable time period mentioned in Section 3.1(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this paragraph to and including the date when each seller of a Registrable Security covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 3.1(e).

3.4. Company Holdback. The Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during (a) with respect to the Initial Public Offering, the one hundred eighty (180)-day period beginning on the effective date of such Initial Public Offering (except for the exercise of any over-allotment or “green shoe” option requested by the managing underwriter(s)), (b) with respect to any other underwritten Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are included, the seven (7) days prior to and the ninety (90)-day period beginning on the effective date of such registration (or such shorter period as may be agreed to by the managing underwriter(s)), and (c) upon notice from the Principal Investor that the Principal Investor intends to effect an underwritten distribution of Registrable Securities pursuant to a Shelf Registration (upon receipt of which, the Company will promptly notify all other Holders of the date of the commencement of such distribution), the seven (7) days prior to and the ninety (90)-day period beginning on the date of the Prospectus or Prospectus supplement for such offering (or such shorter period as may be agreed to by the managing underwriter(s)), in each case except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8, and in each case unless the managing underwriter(s) otherwise agrees. In addition, if during the last seventeen (17) days of the applicable restricted period described above, the Company issues an earnings release or material news or a material event relating to the Company occurs, or if, before the applicable restricted period expires, the Company announces that the Company will release earnings results during the sixteen (16)-day time period beginning on such restricted period’s last day, unless otherwise waived by the managing underwriter(s), then the foregoing restrictions will continue to apply until the expiration of the eighteen (18)-day time period beginning on the earnings release issuance or on the occurrence of the material news or material event.

3.5. Current Public Information. At all times after the Company has filed a Registration Statement with the SEC that has been declared effective, the Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will make publicly available such necessary information to permit sales pursuant to Rule 144 under the Securities Act), and will take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144.

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3.6. Shelf Registration.

(a) Shelf Registration. As promptly as practicable following the consummation of an Initial Public Offering, and in any event no later than twelve (12) months after such consummation, the Company shall file with the SEC a shelf Registration Statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Securities by the then Holders thereof in accordance with the methods of distribution elected by such Holders, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the filing thereof.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by Holders until the earlier of: (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Holder holds Registrable Securities (such period of effectiveness, the “Shelf Period”). Subject to Section 3.6(c), the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Holders of the Registrable Securities covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(c) Suspension of Registration. If the continued use of such Shelf Registration Statement at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Holders, suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company shall not be permitted to exercise a Shelf Suspension more than one time during any twelve (12)-month period for a period not to exceed sixty (60) days. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall immediately notify the Holders in writing upon the termination of any Shelf Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus as so amended or supplemented as the Holders may reasonably request. The Company shall, if necessary, supplement or amend the Shelf Registration Statement, if required by the registration form used by the Company for the Shelf Registration Statement or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or as may reasonably be requested by the Holders of a majority of Registrable Securities that are included in such Shelf Registration Statement.

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(d) Shelf Takedown.

1.

At any time the Company has an effective Shelf Registration Statement with respect to a Holder’s Registrable Securities, by notice to the Company specifying the intended method or methods of disposition thereof, the holders of the majority of Registrable Securities may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of such Holder’s Registrable Securities that may be registered under such Shelf Registration Statement, and, as soon as practicable, the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.

2.

Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing. The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety percent (90%) (or such lesser percentage specified by such Potential Takedown Participant) of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 3.6(d)(ii) shall be determined by a majority of the participating Holders.

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3.

The Company shall not be obligated to take any action to effect any Underwritten Shelf Takedown if a Demand Registration or Piggyback Registration was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days (unless otherwise consented to by the Company).

(e) Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown pursuant to Section 3.6(d) advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of Registrable Securities to be included in such offering shall be (x) first, allocated to each Holder that has requested to participate in such Underwritten Shelf Takedown an amount equal to the lesser of (i) the number of such Registrable Securities requested to be registered or sold by such Holder, and (ii) a number of such shares equal to such Holder’s Pro Rata Portion, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

(f) Resale Rights. In the event that a Holder elects to request a Registration pursuant to this Section 3.6 in connection with a distribution of Registrable Securities to its equityholders, the Registration shall provide for resale by such equityholders, if requested by such Holder.

3.7. Lock-Up Agreements. In connection with each Registration or sale of Registrable Securities pursuant to Sections 1, 2 or 3.6 conducted as an Underwritten Public Offering, including an Initial Public Offering, each Holder agrees, if requested, to become bound by and to execute and deliver a lock-up agreement with the underwriter(s) of such Underwritten Public Offering restricting such Holder’s right to (a) Transfer, directly or indirectly, any equity securities of the Company held by such Holder or (b) enter into any swap or other arrangement that transfers to another any of the economic consequences of ownership of such securities during the period commencing on the date of the final Prospectus relating to the Underwritten Public Offering and ending on the date specified by the underwriters (such period not to exceed (x) one hundred eighty (180) days in the case of the IPO or (y) ninety (90) days in the case of any registration or sale other than the IPO). The terms of such lock-up agreements shall be negotiated among the Holders, the Company and the underwriters and shall include customary carve-outs from the restrictions on Transfer set forth therein.

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3.8. Rule 144 Coordination and Cooperation. The Company shall, at the Company’s expense, for so long as any Holder holds any Registrable Securities, use its reasonable best efforts to cooperate with the Holders to facilitate any proposed sale of Registrable Securities by the requesting Holder(s) in accordance with the provisions of Rule 144, including by using commercially reasonable efforts (i) to comply with the current public information requirements of Rule 144 as provided in Section 3.5 and (ii) to provide opinions of counsel as to the removal of any restrictive legends, as may be reasonably necessary in order for such Holder to avail itself of such rule to allow such Holder to sell such Registrable Securities without registration.

3.9. No Inconsistent Agreements; Additional Rights. Neither the Company nor any of its Subsidiaries shall hereafter enter into, and neither the Company nor any of its Subsidiaries is currently a party to, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement. Neither the Company nor any of its Subsidiaries shall enter into any agreement granting registration or similar rights to any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed by the Company, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders which is included. The Company hereby represents and warrants that, as of the date hereof, no registration or similar rights have been granted to any other Person other than pursuant to this Agreement.

4.	INDEMNIFICATION.

4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder and, as applicable, (i) its officers, directors, trustees, employees, stockholders, holders of beneficial interests, members, and general and limited partners and (ii) each of their respective Affiliates, officers, directors, trustees, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such persons (collectively, such Holder’s “Indemnitees”) against any and all losses, claims, damages, liabilities, joint or several, to which such Holder or any such Indemnitee may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) (“Losses”) arise out of or are based upon (a) any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, or preliminary Prospectus or any amendment thereof or supplement thereto, together with any documents incorporated therein by reference or (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Company will reimburse such Holder and each of its Indemnitees for any legal or any other expenses, including any amounts paid in any settlement effected with the consent of the Company, which consent will not be unreasonably withheld or delayed, incurred by them in connection with investigating or defending any such Losses; provided, that the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such Prospectus, or preliminary Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers, and directors and each Person who controls such underwriters (within the meaning of the Securities Act) in customary form pursuant to the underwriting agreement entered into with such underwriters. It is the intent

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that with respect to all advancement and indemnification obligations under this Section 4.1, the Company shall be the primary source of advancement, reimbursement, and indemnification relative to any direct or indirect shareholder of the Company (or any Affiliate of such shareholder, other than the Company or any of its Subsidiaries), irrespective of any right of recovery the Indemnitee may have from any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise from whom an Indemnitee may be entitled to indemnification with respect to which, in whole or in part, the Company or any of its Subsidiaries may also have an indemnification obligation, or insurance coverage the Indemnitee may have from any insurer providing insurance coverage to any source (other than the Company or any of its Subsidiaries or the insurer under and pursuant to an insurance policy of the Company or any of its Subsidiaries). The Company shall have no right to seek contribution, indemnity, or other reimbursement for any of its obligations under this Section 4.1 from any such direct or indirect shareholder of the Company (or any Affiliate of such shareholder, other than the Company or any of its Subsidiaries).

4.2. Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, will (severally and not jointly) indemnify and hold harmless the Company and its Indemnitees, to the fullest extent permitted by the law, against any Losses arising out of or based upon (a) any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or in any application, together with any documents incorporated therein by reference or (b) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, any such Prospectus or preliminary Prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein, and such Holder will reimburse the Company and each such Indemnitee for any reasonable and documented out-of-pocket legal or any other expenses, including any amounts paid in any settlement effected with the consent of such Holder, which consent will not be unreasonably withheld or delayed, reasonably incurred by them in connection with investigating or defending any such Losses; provided, however, that the obligation to indemnify will be several, but not joint, and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement (after giving effect to any underwriters’ discounts and commissions), less any other amounts paid by such Holder in respect of such untrue statement, alleged untrue statement, omission or alleged omission.

4.3. Procedure. Any Person entitled to indemnification hereunder (the “Indemnified Party”) will (a) give prompt written notice to the indemnifying party (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification (provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to give such notice), and (b) unless, in such Indemnified Party’s reasonable

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judgment, a conflict of interest between such Indemnified Party and Indemnifying Party may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the Indemnifying Party will not be subject to any liability for any settlement made by the Indemnified Party without its consent (but such consent will not be unreasonably withheld). An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless, in the reasonable judgment of any Indemnified Party, a conflict of interest may exist between such Indemnified Party and any other Indemnified Party with respect to such claim.

4.4. Entry of Judgment; Settlement. The Indemnifying Party shall not, except with the approval of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or litigation without any payment or consideration provided by such Indemnified Party.

4.5. Contribution. If the indemnification provided for in this Section 4 is, other than expressly pursuant to its terms unavailable to or is insufficient to hold harmless an Indemnified Party under the provisions above in respect of any Losses, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party hereunder, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (a) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the Registration Statement on the other hand from the sale of Registrable Securities pursuant to the registered offering of securities as to which indemnity is sought or (b) only if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefits referred to in clause (a) above but also the relative fault of the Indemnifying Party on the one hand and of the Indemnified Parties on the other hand in connection with the statement or omissions (or alleged statements or omissions) which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or omission or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the Registration Statement and the Parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4, no seller of Registrable Securities shall be required to contribute any amount in excess of the net proceeds (after giving

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effect to any underwriters discounts and commissions) received by such seller from the sale of Registrable Securities covered by the Registration Statement filed pursuant hereto, less any other amounts paid by such Holder in respect of such untrue statement, alleged untrue statement, omission, or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.6. Other Rights. The indemnification and contribution by any such party provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

5.	DEFINITIONS.

“Advent Investor” shall mean Advent International GPE IX Limited Partnership, Advent International GPE IX-A SCSp, Advent International GPE IX-B Limited Partnership, Advent International GPE IX-C Limited Partnership, Advent International GPE IX-D SCSp, Advent International GPE IX-E SCSp, Advent International GPE IX-F Limited Partnership, Advent International GPE IX-G Limited Partnership, Advent International GPE IX-H Limited Partnership, Advent International GPE IX-I Limited Partnership, Advent Partners GPE IX Cayman Limited Partnership, Advent Partners GPE IX-A Cayman Limited Partnership, Advent Partners GPE IX-B Cayman Limited Partnership, Advent Partners GPE IX Limited Partnership, Advent Partners GPE IX-A Limited Partnership, Advent International GPE IX Strategic Investors SCSp, Advent Latin American Private Equity Fund VI Limited Partnership, Advent Latin American Private Equity Fund VI-A Limited Partnership, Advent Latin American Private Equity Fund VI-B Limited Partnership, Advent Latin American Private Equity Fund VI-C Limited Partnership, Advent Latin American Private Equity Fund VI-D Limited Partnership, Advent Latin American Private Equity Fund VI-E Limited Partnership, Advent Latin American Private Equity Fund VI-F Limited Partnership, Advent Latin American Private Equity Fund VI-G Limited Partnership, Advent Latin American Private Equity Fund VI-H Limited Partnership, Advent Partners LAPEF VI Limited Partnership, Advent Partners LAPEF VI-A Limited Partnership, Advent Global Technology Limited Partnership, Advent Global Technology-B Limited Partnership, Advent Global Technology-C Limited Partnership, Advent Global Technology-D Limited Partnership, Advent Global Technology-A SCSp, Advent Partners AGT Cayman Limited Partnership, Advent Partners AGT Limited Partnership, Advent Partners AGT-A Limited Partnership and Advent Global Technology Strategic Investors Limited Partnership, each a limited partnership under its jurisdiction of formation.

“Adverse Disclosure” means public disclosure of material non-public information that, in the good faith judgment of the managing board of the Company: (i) would be required to be made in any Registration Statement filed with the SEC by the Company so that such Registration Statement, from and after its effective date, does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

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“Affiliate” shall mean, with respect to any Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, and (b) if such specified Person is a private equity investment fund, any other private equity investment fund the primary investment advisor to which is the primary investment advisor to such specified Person or an Affiliate thereof.

“Agreement” shall have the meaning set forth in the Preamble.

“Amendment” shall have the meaning given to such term in Section 6.4.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York and/or the Netherlands.

“Common Stock” shall mean the common stock or ordinary shares that will be listed on an exchange in the Initial Public Offering (and into which the existing equity will be converted or exchanged in connection with the Initial Public Offering).

“Company” shall have the meaning set forth in the Preamble.

“Control” (including with correlative meaning, the terms “Controlled by” and “under common Control with”) shall mean, as used with respect to any Person, the possession, directly or indirectly, of the power to direct the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Demand Notice” shall have the meaning given to such term in Section 1.2.

“Demand Registrations” shall mean Long-Form Registrations and Short-Form Registrations requested pursuant to Section 1.1.

“Discriminate” shall mean, with respect to a specified Person, to change the rights and/or obligations of such specified Person as compared to other applicable Persons in a manner that is, or is reasonably expected to be, materially and adversely different than the changes to the rights and/or obligations of the other applicable Persons.

“Effective Date” shall have the meaning given to such term in the Recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Family Member” shall mean, with respect to any Person who is an individual, any spouse, parent, siblings or lineal descendants of such Person (including adoptive relationships) and any trust or other estate planning vehicle over which such Person has Control established for the benefit of such Person and/or such Person’s spouse and/or such Person’s descendants (by birth or adoption), parents, siblings or dependents.

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“Holdco” shall have the meaning given to such term in Section 6.2.

“Holders” shall mean the holders of Registrable Securities and their respective Permitted Transferees.

“Indemnified Party” shall have the meaning given to such term in Section 4.3.

“Indemnifying Party” shall have the meaning given to such term in Section 4.3.

“Indemnitees” shall have the meaning given to such term in Section 4.1.

“Initial Public Offering” shall mean (i) the initial Public Offering registered on Form S-1 or Form F-1 (or any successor form under the Securities Act) or listing (including a direct listing) as a result of which the securities of the Company (or, in each case, any corporate successor thereto) becomes listed on any national securities exchange or substantially equivalent market or (ii) the closing of a transaction with a special purpose acquisition company pursuant to which the Registrable Securities are registered or exchanged for securities that are registered under the Securities Act or under securities laws in non-U.S. jurisdictions.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

“Losses” shall have the meaning given to such term in Section 4.1.

“Long-Form Registrations” shall have the meaning given to such term in Section 1.1.

“NLSN” shall have the meaning given to such term in the Recitals.

“Other Investors” shall have the meaning set forth in the Preamble.

“Permitted Transferee” (i) with respect to the NLSN, shall have the meaning of as ascribed to “Permitted Affiliate” in the Warrant Agreement and (ii) with respect to any other Holder, shall have the meaning as ascribed to it in the Topco Shareholders Agreement; provided, in each instance, that such transferee (x) agrees in writing to be bound by the provisions of this Agreement as if such transferee were the original signatory hereto and (y) shall thereafter be deemed to be a Holder under this Agreement.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Piggyback Registration” shall have the meaning given to such term in Section 2.1.

“Principal Investor” shall have the meaning set forth in the Preamble. In the case of any liquidation, dissolution, or winding up of the Principal Investor, or any distribution by the Principal Investor of all of the Registrable Securities then held by it, the Person who, together with its Affiliates, holds the largest number of Registrable Securities among all Persons receiving Registrable Securities in any such distribution, shall be, and shall have all of the rights of, the Principal Investor hereunder, and all other Persons receiving Registrable Securities in any such distribution shall be, and shall have all of the rights and obligations of, Holders hereunder.

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“Prospectus” means (i) the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including post-effective amendments and supplements, and all other material incorporated by reference in such prospectus, and (ii) any Issuer Free Writing Prospectus.

“Public Offering” shall mean a public offering and sale of Common Stock for cash and which is registered under the Securities Act and filed with the SEC; provided, that the following shall not be considered a Public Offering: (a) any issuance of equity as consideration for a merger or other acquisition pursuant to a registration statement on Form S-4 or any similar form or (b) any issuance of equity or rights to acquire equity to Holders or to employees of the Company or its Subsidiaries pursuant to a registration statement on Form S-8 or any similar form.

“Registrable Securities” shall mean (i) all shares of Common Stock that are not then subject to forfeiture to the Company, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security not then subject to vesting or forfeiture to the Company, (iii) the Warrant Shares (as defined in, and exercised pursuant to, the Warrant Agreement) or Common Shares into which Warrant Shares may be converted or exchanged in connection with the Initial Public Offering and (iv) all shares of Common Stock directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i)-(iii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement (if new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act), (x) such securities shall have been Transferred pursuant to Rule 144, (y) such holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), or (z) such securities shall have ceased to be outstanding.

“Registration Expenses” shall have the meaning given to such term in Section 3.2.

“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act covering the resale of Registrable Securities, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8 or any successor form thereto.

“Rule 144” shall mean SEC Rule 144 under the Securities Act, as Rule 144 may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

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“SEC” shall mean the United States Securities and Exchange Commission and includes any governmental body or agency succeeding to the functions thereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the related regulations and published interpretations.

“Shelf Registration” shall have the meaning given to such term in Section 1.4.

“Short-Form Registrations” shall have the meaning given to such term in Section 1.1.

“Subsidiary” shall mean, with respect to any specified Person, any other Person of which such specified Person will, at the time, directly or indirectly through one or more Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, limited liability company, joint venture or similar interests, or (c) be a general partner, managing member or joint venturer.

“Topco Shareholders Agreement” shall have the meaning given to such term in the Recitals.

“Transfer” shall mean any sale, pledge, assignment, encumbrance or other transfer or disposition of any Registrable Securities to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to a merger, reorganization, consolidation, judicial process or otherwise (including a transfer by way of entering into a financial instrument or contract the value of which was determined in whole or part by reference to the Common Stock), and, without limiting the generality of the foregoing, shall include any interspousal transfer incident to a dissolution of marriage.

“Underwritten Public Offering” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering.

“Underwritten Shelf Takedown” means an Underwritten Public Offering pursuant to an effective Shelf Registration Statement.

“Warrant Agreement” shall have the meaning given to such term in the Recitals.

6. MISCELLANEOUS.

6.1. No Inconsistent Agreements; Foreign Registration. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement. In the event Master Dutchco and the Company approve a Public Offering or a sale of the Common Stock of the Company (or other securities representing, or exercisable for or convertible into, such Common Stock) pursuant to the securities laws of a country other than the United States of America, Master Dutchco and the Company shall have the power to amend this Agreement in such manner as it shall deem reasonably necessary to ensure that the provisions of this Agreement will apply in as close to the same manner as possible under such foreign securities laws, and to otherwise preserve and give effect to the rights of the Parties; provided, that any amendment that Discriminates against any Other Investor shall require the prior consent of such Other Investor.

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6.2. Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement. If the Holders create a new holding company (“Holdco”), the result of which is that the equityholders of the Company immediately before such event become all the equityholders of Holdco, then in each instance the provisions of this Agreement will, in addition to applying to the Company, also apply to Holdco in the same manner as if Holdco were substituted for the Company throughout this Agreement.

6.3. Remedies. The Company and each other party hereto shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or any other party hereto. The Parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the Parties shall be entitled to specific performance of the obligations of the other Parties and, in addition, to such other equitable remedies (including preliminary or temporary relief) as may be appropriate under the circumstances.

6.4. Amendment and Waiver. This Agreement may be amended, modified, extended, terminated, or waived (an “Amendment”), and the provisions hereof may be waived, only by an agreement in writing signed by the Principal Investor, the Company and, solely with respect to Section 1.1(b), the Founder Investors; provided, that an Amendment that Discriminates against the other Holders as compared to the Principal Investor shall require approval of the Holders being Discriminated against holding a majority of the Common Stock held by all Holders so Discriminated against; provided, further, that (i) an Amendment that adversely affects any right or obligation of NLSN or the Founder Investors under this Agreement shall require approval of NLSN or the Founder Investors, as applicable, and (ii) the admission of new Parties shall not constitute an Amendment of this Agreement for purposes of this Section 6.4. Each such Amendment shall be binding upon each party hereto and each Holder subject hereto. In addition, each party hereto and each Holder subject hereto may waive any right hereunder, as to itself, by an instrument in writing signed by such party hereto or Holder. The failure of any party hereto to enforce any provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. To the extent the Amendment of any Section of this Agreement would require a specific consent pursuant to this Section 6.4, any Amendment to the definitions used in such Section as applied to such Section shall also require the same specified consent. No termination of any portion of this Agreement (or of this Agreement in its entirety) shall relieve any Person of liability for breach prior to such termination.

6.5. Successors and Assigns; Transferees. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors, heirs and permitted assigns. In the event of any merger, recapitalization, reorganization, restructuring, conversion, dissolution, liquidation, winding up, or other distribution of or by the Company in connection with or in contemplation of a Public Offering, the Principal Investor shall have the right to determine the entity which shall be the successor to the Company for purposes of this Agreement (provided all of the outstanding equity of the Company is exchanged for equity of such successor to the Company in such transaction) and thereafter this Agreement shall be

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enforceable against such successor entity in accordance with its terms, and no such designation shall be considered an Amendment of this Agreement for purposes of Section 6.4 or any other provision of this Agreement. Registrable Securities shall continue to be Registrable Securities after any Transfer (except if such securities were effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them). Any Permitted Transferee shall become a party to this Agreement and subject to the terms and conditions of, and be entitled to enforce, this Agreement to the same extent, and in the same capacity, as the Person that Transfers such Registrable Securities to such Permitted Transferee. Prior to the Transfer of any Registrable Securities to any such Permitted Transferee, and as a condition thereto, each Holder effecting such Transfer shall (a) cause such Permitted Transferee to deliver to the Company its written agreement, in form and substance reasonably satisfactory to the Company, to be bound by the terms and conditions of this Agreement to the extent described in the preceding sentence and (b) remain directly liable for the performance by such Permitted Transferee of all obligations of such Permitted Transferee under this Agreement.

6.6. Further Assurances.

(a) Each of Master Dutchco, its Affiliates, and the other Parties hereto shall cooperate with each party hereto, shall do and perform or cause to be done and performed all acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(b) If reasonably requested by the Principal Investor in connection with an Initial Public Offering, each party thereto agrees to enter into a separate agreement, or agreements, to reflect and give effect to the substance of the terms of this Agreement; provided, that any such agreement shall not limit or modify NLSN’s or the Founder Investors’ rights or expand or modify NLSN’s or the Founder Investors’ obligations under this Agreement without NLSN’s or the Founder Investors’ prior consent, as applicable.

6.7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.8. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument. A facsimile or pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

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6.9. Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience of reference only, do not constitute a part of this Agreement and shall not be construed to define or limit any of the terms or provisions hereof.

6.10. Notices. All notices and other communications required or permitted hereunder shall be (i) in writing and shall be deemed effectively given upon personal delivery (which may be evidenced by a return receipt if sent by registered mail or by signature if delivered by courier or delivery service) and (ii) addressed as follows:

If to the Company or the Principal Investor, to it:

c/o Advent International Corporation

800 Boylston Street

Boston, Massachusetts 02199

Attention:	Chris Egan
James R. Westra
Email:	[***]
[***]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Attention:	R. Newcomb Stillwell, Esq.
Christian J. Westra, Esq.
Email:	[***]
[***]

and:

Ropes & Gray LLP

191 North Wacker Drive, 32nd Floor

Chicago, IL 60606

Attention:	Matthew J. Richards, Esq.
Email:	[***]

If to the Founder Investors, to it:

PAVENTURES I, LLC

4242 Broadway Street

Apt 304

San Antonio, Texas 78209

Attention:	James Peck
Email:	[***]

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With a copy (which shall not constitute notice) to:

Duggan Bertsch, LLC

202 W. Madison Street, Suite 1000

Chicago, Illinois 60606

Attention: Michael A. Paassananti

Email: [***]

If to any other Holder, to it at the address set forth on Schedule I attached hereto, or if not set forth thereon, in the records of the Company.

Notice to the holder of record of any shares of Common Stock shall be deemed to be notice to the holder of such shares for all purposes hereof.

6.11. Delivery by pdf Image. This Agreement and any signed agreement or instrument entered into in connection herewith or contemplated hereby, except for notarial deeds, and any amendments hereto or thereto, to the extent signed and delivered by means of a pdf image, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a pdf image to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a pdf image as a defense to the formation of a contract and each such party forever waives any such defense.

6.12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction.

6.13. Consent to Jurisdiction. Each party hereto (a) hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware located in Wilmington, Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that any such proceeding brought in the above named court is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court, and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before the above-named court nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than the above-named court whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to

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the extent that any party is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Notwithstanding the foregoing, any party hereto may commence and maintain an action to enforce a judgment of the above-named court in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.10 hereof is reasonably calculated to give actual notice.

6.14. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT HE, SHE OR IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 6.14 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO FURTHER AGREES TO IRREVOCABLY WAIVE HIS, HER OR ITS RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING AND ANY SUCH PROCEEDING SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

6.15. Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any party hereto as a result of any breach or default by any other party hereto shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

6.16. Aggregation of Registrable Securities. All Registrable Securities held by a Holder, its Affiliates, and other Person(s) included within the definition of such Holder shall be aggregated together for purposes of determining the availability of any rights or incurrence of any obligations under this Agreement. The Holders may allocate to any Person included within the definition of such Holder the ability to exercise any rights and/or the incurrence of any obligations under this Agreement in any manner that such Holder sees fit, provided, that, to the extent applicable, no Person included within the definition of such Holder may exercise any right granted hereunder without the approval of such Person(s) holding at least a majority of the Registrable Securities deemed to be held by such Holder as of the date on which such action is to be taken or such right is to be exercised. For the avoidance of doubt, the control by any Person of any Registrable Security deemed to be held by a Holder confers no right hereunder other than those granted to such Holder.

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6.17. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each party hereto covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any party hereto or of any Affiliate or assignee thereof, as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any party hereto or any current or future member of any party hereto or any current or future director, officer, employee, partner or member of any party hereto or of any Affiliate or assignee thereof, as such, for any obligation of any party hereto under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

6.18. Authority; Effect. Each party hereto represents and warrants to and agrees with each other party hereto that (a) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound and (b) this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except to the extent that the enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors generally and (ii) general principles of equity. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the Parties, or to constitute a joint venture or other association among the Parties.

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Schedule I

OTHER INVESTORS:

Name	Address
VNU International B.V.

c/o Nielsen Holdings plc

85 Broad Street

New York, New York 10014

Attention: George Callard

Email: [***]

With a copy to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Steven A. Rosenblum, Esq.

     Raaj S. Narayan, Esq.

Email:  [***]

      [***]